Exhibit 99.1
Asana Names Dan Rogers as Chief Executive Officer

Transformative Technology Leader to Drive Asana’s Next Chapter of Growth and Innovation
Succeeds Asana Co-Founder Dustin Moskovitz, who will remain Board Chair

San Francisco – June 25, 2025 – Asana, Inc. (NYSE: ASAN) (LTSE: ASAN), a leading enterprise work management platform for human and AI coordination, announced today that Dan Rogers will assume the role of Chief Executive Officer, effective July 21, 2025. A proven executive with extensive experience leading high-growth technology companies, Rogers will succeed Dustin Moskovitz, Asana’s Co-Founder and current CEO and Chair. As announced in March, Moskovitz will transition to the role of Chair, where he will contribute to product vision, strategic guidance and supporting Asana’s artificial intelligence (AI) initiatives.

Rogers joins Asana from LaunchDarkly, where he has served as CEO since 2023. During his tenure, he scaled the business while driving innovation and operational excellence. Rogers has helped some of the most influential companies in the cloud ecosystem to scale and grow their businesses. Prior to LaunchDarkly, Rogers was President of Rubrik, a cloud data management and data security company, and earlier in his career he served as Chief Marketing Officer at ServiceNow. With a track record of leading growth in transformative enterprise SaaS businesses, Rogers is well-positioned to guide Asana in its next phase of profitable growth.

"I’m honored to lead Asana during this period of extraordinary transformation and build on the incredible foundation Dustin and the team have created," said Rogers. "Asana is a leading platform where humans and AI coordinate work effortlessly, to unlock enterprise productivity. I look forward to partnering with the talented team at Asana to pursue the next chapter of growth and deliver even greater value to our customers and stakeholders."

"This moment represents an unprecedented opportunity for AI to evolve the way people work, and Dan is the leader with the experience, vision, and expertise needed to guide Asana into its next chapter," said Moskovitz. "As I step away from day-to-day operations, I remain committed to Asana’s long-term success as Board Chair and I am excited to support Dan, especially with advancing our product vision and navigating the rapidly evolving AI landscape.”

Under Moskovitz’s leadership, Asana has grown into a leading enterprise work management platform for human and AI coordination. With more than 170,000 customers, Asana is trusted by over 85% of Fortune 500 companies and generates over $700 million in annual revenue. The company is recognized for its award-winning culture and innovative AI-powered solutions, which includes the recent launch of AI Studio.

"On behalf of the Board, I want to thank Dustin for his visionary leadership and tireless dedication to Asana’s mission,” said Lorrie Norrington, Asana’s Lead Independent Director. “We are thrilled to welcome Dan as our next CEO. His expertise and track record of leading innovative organizations makes him the ideal leader to embrace AI and drive Asana’s continued growth and profitability."

As CEO of LaunchDarkly, Rogers delivered on the vision of creating a platform for software teams to build successful products, expanding into release automation, experimentation, product analytics and AI engineering. As President of Rubrik, Rogers led products, marketing, specialist sales, go-to-market strategy, strategic alliances and corporate development. Prior to Rubrik, as Chief Marketing Officer at ServiceNow, Rogers was a part of the leadership team that grew the company to over $4.5 billion in revenue. Earlier in his career, Rogers held leadership roles at Amazon Web Services, Microsoft,

Exhibit 99.1
Salesforce, and Symantec. Rogers graduated as a Baker Scholar from Harvard Business School and has a Bachelor of Science degree in economics from the University of Birmingham.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our forward growth and profitability, our market opportunity, the potential and impact of AI, our ability to execute on our current strategies, and our technology and brand position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Further information on risks, including but not limited to, risks and uncertainties related to the loss of one or more of Asana’s key personnel, in particular Asana’s co-founder, President, Chief Executive Officer, and Chair of the Board, Dustin Moskovitz, that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2025 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Asana

Asana is a leading work management platform for human and AI coordination. Over 170,000 customers like Accenture, Amazon, Anthropic, Morningstar, and Suzuki rely on Asana to align teams and accelerate organizational impact. Whether it’s managing strategic initiatives, cross-functional programs, or company-wide goals, Asana helps organizations bring clarity to complexity—turning plans into action with AI working alongside teams every step of the way. To learn more, visit www.asana.com.

Media Contacts:

Eva Leung
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Communications
press@asana.com